Exhibit 24(b)(3.8):  Amendment No. 6, effective as of July 1, 2017, to the Intercompany Agreement between  Voya Investment Management LLC and Voya Retirement Insurance and Annuity Company

AMENDMENT NO. 6 TO THE INTERCOMPANY AGREEMENT

This Amendment No. 6, entered into on June 29, 2017 and effective as of July 1, 2017, amends the Intercompany Agreement, dated as of December 22, 2010, as amended (the “Agreement”), by and between Voya Investment Management LLC (“VIM”) and Voya Retirement Insurance and Annuity Company (“VRIAC”).

WITNESSETH

            WHEREAS, VIM conducts an asset management business through various companies that provides investment advice to and perform administrative services for certain U.S. registered investment companies (“Funds”), including Voya Investments, LLC (“VIL”), an investment adviser for certain Funds; and

            WHEREAS, VRIAC is an insurance company which offers a variety of insurance products, including variable annuities and which also provides administrative services to various tax-advantaged plans and programs established under Section 401(a), 403(b), 457 or 408 of the Internal Revenue Code (“Code”), certain non-qualified deferred compensation arrangements, and to custodial accounts established under Code Sections 403(b)(7) or 408 (collectively “non-insurance customers”); and

WHEREAS, VIM pays and/or causes its subsidiaries to pay to VRIAC the amounts derived from applying the annual rates listed in Amended and Restated Schedule A against the average net assets invested in the funds by VRIAC non-insurance customers during the prior calendar month; and

WHEREAS, Schedule A is reviewed at least once each calendar quarter and may be modified at any time by mutual written consent; and

WHEREAS, the parties desire to amend and restate Schedule A.

NOW, THEREFORE, the parties agree as follows:

1.               Schedule A to the Agreement is deleted in its entirety and is replaced with the attached Amended and Restated Schedule A

2.               Capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to them in the Agreement.

3.               The Amendment may be executed in several counterparts, each of which shall be an original, but all of which together will constitute one and the same instrument.

4.               In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 6 to be executed as of the day and year first above written.

VOYA INVESTMENT MANAGEMENT      VOYA RETIREMENT INSURANCE AND

 LLC                                                                ANNUITY COMPANY

By:  /s/ Michael Bell                                           By:  /s/ Elizabeth Schroeder

Name: Michael Bell                                           Name:  Elizabeth Schroeder

Title: CFO                                                          Title:  Vice President

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Amended Schedule A
This Schedule is effective as of July 1, 2017.

As described in Section 1 VRIAC shall be paid at the rates set forth immediately below.  In the case of funds of funds, payments will apply to the shares of the fund of funds held directly at the rate specified and will also apply to shares of underlying funds held indirectly through the fund of funds at the rates specified for those underlying funds calculated in the same manner as if the underlying funds were held directly. No payments will be made with respect to assets in Class P2 Shares, Class R6 Shares or Class Z Shares of the funds.

Payments listed in Schedule A shall not be made for assets contained in the following retirement plans:

• Voya Insurance and Annuity Company "Equifund" Retirement Plan

• Voya Financial Savings Plan & ESOP

• The 401(k) Plan for Voya Retirement Insurance and Annuity Company Agents

• Voya Investment Management LLC 401(k) Profit Sharing Plan

Fund Type	Fund	Rate
3rd Party SA	VY Clarion Global Real Estate Portfolio	X.XXX
3rd Party SA	VY Goldman Sachs Bond Portfolio	X.XXX
3rd Party SA	Voya CBRE Global Infrastructure Fund	X.XXX
3rd Party SA	Voya CBRE Long/Short Fund	X.XXX
3rd Party SA	Voya Emerging Markets Equity Dividend Fund	X.XXX
3rd Party SA	Voya Global Equity Dividend Fund	X.XXX
3rd Party SA	Voya Global Real Estate Fund	X.XXX
3rd Party SA	Voya Multi-Manager International Factors Fund	X.XXX
3rd Party SA	Voya International Real Estate Fund	X.XXX
3rd Party SA	Voya Multi-Manager Emerging Markets Equity Fund	X.XXX
3rd Party SA	Voya Multi-Manager International Equity Fund	X.XXX
3rd Party SA	Voya Multi-Manager Mid Cap Value Fund	X.XXX
3rd Party SA	Voya Multi-Manager International Small Cap Fund	X.XXX
3rd Party SA	Voya Real Estate Fund	X.XXX
3rd Party SA	Voya Russia Fund	X.XXX
Fund of Funds	Voya Global Multi-Asset Fund	X.XXX
Fund of Funds	Voya Diversified International Fund	X.XXX
Fund of Funds	Voya Global Perspectives Fund	X.XXX
Fund of Funds	Voya Global Perspectives Portfolio	X.XXX
Fund of Funds	Voya Global Target Payment Fund	X.XXX
Fund of Funds	Voya Index Solution Portfolios	X.XXX
Fund of Funds	Voya Retirement Portfolios	X.XXX
Fund of Funds	Voya Target Retirement Funds	X.XXX
Fund of Funds	Voya Solution Portfolios	X.XXX
Fund of Funds	Voya Strategic Allocation Portfolios	X.XXX
Pooled Inv Vehicle	Voya Emerging Markets Corporate Debt Fund	X.XXX
Pooled Inv Vehicle	Voya Emerging Markets Hard Currency Debt Fund	X.XXX
Pooled Inv Vehicle	Voya Emerging Markets Local Currency Debt Fund	X.XXX
Pooled Inv Vehicle	Voya Securitized Credit Fund	X.XXX
VIM Equity/Balanced	Voya Australia Index Portfolio	X.XXX
VIM Equity/Balanced	Voya Balanced Portfolio	X.XXX
VIM Equity/Balanced	Voya Corporate Leaders 100 Fund	X.XXX
VIM Equity/Balanced	Voya Corporate Leaders Trust Fund Series B	X.XXX
VIM Equity/Balanced	Voya Emerging Markets Index Portfolio	X.XXX
VIM Equity/Balanced	Voya Euro STOXX 50 Index Portfolio	X.XXX
VIM Equity/Balanced	Voya FTSE 100 Index Portfolio	X.XXX
VIM Equity/Balanced	Voya Global Corporate Leaders 100 Fund	X.XXX
VIM Equity/Balanced	Voya Global Equity Fund	X.XXX
VIM Equity/Balanced	Voya Global Equity Portfolio	X.XXX
VIM Equity/Balanced	Voya Global High Dividend Low Volatility Fund	X.XXX
VIM Equity/Balanced	Voya Growth and Income Portfolio	X.XXX
VIM Equity/Balanced	Voya Hang Seng Index Portfolio	X.XXX
VIM Equity/Balanced	Voya Index Plus LargeCap Portfolio	X.XXX

VIM Equity/Balanced	Voya Index Plus MidCap Portfolio	X.XXX
VIM Equity/Balanced	Voya Index Plus SmallCap Portfolio	X.XXX
VIM Equity/Balanced	Voya International Index Portfolio	X.XXX
VIM Equity/Balanced	Voya Japan TOPIX Index® Portfolio	X.XXX
VIM Equity/Balanced	Voya Large-Cap Growth Fund	X.XXX
VIM Equity/Balanced	Voya Large Cap Growth Portfolio	X.XXX
VIM Equity/Balanced	Voya Large Cap Value Fund	X.XXX
VIM Equity/Balanced	Voya Large Cap Value Portfolio	X.XXX
VIM Equity/Balanced	Voya Mid Cap Research Enhanced Index Fund	X.XXX
VIM Equity/Balanced	Voya MidCap Opportunities Fund	X.XXX
VIM Equity/Balanced	Voya MidCap Opportunities Portfolio	X.XXX
VIM Equity/Balanced	Voya Russell™ Large Cap Growth Index Portfolio	X.XXX
VIM Equity/Balanced	Voya Russell™ Large Cap Index Portfolio	X.XXX
VIM Equity/Balanced	Voya Russell™ Large Cap Value Index Portfolio	X.XXX
VIM Equity/Balanced	Voya Russell™ Mid Cap Growth Index Portfolio	X.XXX
VIM Equity/Balanced	Voya Russell™ Mid Cap Index Portfolio	X.XXX
VIM Equity/Balanced	Voya Russell™ Small Cap Index Portfolio	X.XXX
VIM Equity/Balanced	Voya Small Company Fund	X.XXX
VIM Equity/Balanced	Voya Small Company Portfolio	X.XXX
VIM Equity/Balanced	Voya SmallCap Opportunities Fund	X.XXX
VIM Equity/Balanced	Voya SmallCap Opportunities Portfolio	X.XXX
VIM Equity/Balanced	Voya SMID Cap Growth Fund	X.XXX
VIM Equity/Balanced	Voya U.S. High Dividend Low Volatility Fund	X.XXX
VIM Equity/Balanced	Voya U.S. Stock Index Portfolio	X.XXX
VIM Fixed	Voya Diversified Emerging Markets Debt Fund	X.XXX
VIM Fixed	Voya Floating Rate Fund	X.XXX
VIM Fixed	Voya Global Bond Fund	X.XXX
VIM Fixed	Voya Global Bond Portfolio	X.XXX
VIM Fixed	Voya GNMA Income Fund	X.XXX
VIM Fixed	Voya High Yield Bond Fund	X.XXX
VIM Fixed	Voya High Yield Portfolio	X.XXX
VIM Fixed	Voya Intermediate Bond Fund	X.XXX
VIM Fixed	Voya Intermediate Bond Portfolio	X.XXX
VIM Fixed	Voya Investment Grade Credit Fund	X.XXX
VIM Fixed	Voya Limited Maturity Bond Portfolio	X.XXX
VIM Fixed	Voya Government Liquid Assets Portfolio	X.XXX
VIM Fixed	Voya Government Money Market Fund	X.XXX
VIM Fixed	Voya Government Money Market Portfolio	X.XXX
VIM Fixed	Voya Senior Income Fund	X.XXX
VIM Fixed	Voya Short Term Bond Fund	X.XXX
VIM Fixed	Voya Strategic Income Opportunities Fund	X.XXX
VIM Fixed	Voya U.S. Bond Index Portfolio	X.XXX
VIT Portfolios	Voya Multi-Manager Large Cap Core Portfolio	X.XXX
VIT Portfolios	VY® BlackRock Inflation Protected Bond Portfolio	X.XXX
VIT Portfolios	VY® Clarion Real Estate Portfolio	X.XXX
VIT Portfolios	VY® FMR Diversified Mid Cap Portfolio	X.XXX
VIT Portfolios	VY® Franklin Income Portfolio	X.XXX
VIT Portfolios	VY® Invesco Growth and Income Portfolio	X.XXX
VIT Portfolios	VY® JPMorgan Emerging Markets Equity Portfolio	X.XXX
VIT Portfolios	VY® JPMorgan Small Cap Core Equity Portfolio	X.XXX
VIT Portfolios	VY® Morgan Stanley Global Franchise Portfolio	X.XXX
VIT Portfolios	VY® T. Rowe Price Capital Appreciation Portfolio	X.XXX
VIT Portfolios	VY® T. Rowe Price Equity Income Portfolio	X.XXX
VIT Portfolios	VY® T. Rowe Price International Stock Portfolio	X.XXX
VIT Portfolios	VY® Templeton Global Growth Portfolio	X.XXX
VPI Portfolios	VY® American Century Small-Mid Cap Value Portfolio	X.XXX
VPI Portfolios	VY® Baron Growth Portfolio	X.XXX
VPI Portfolios	VY® Columbia Contrarian Core Portfolio	X.XXX
VPI Portfolios	VY® Columbia Small Cap Value II Portfolio	X.XXX
VPI Portfolios	VY® Invesco Comstock Portfolio	X.XXX
VPI Portfolios	VY® Invesco Equity and Income Portfolio	X.XXX
VPI Portfolios	VY® JPMorgan Mid Cap Value Portfolio	X.XXX
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VPI Portfolios	VY® Oppenheimer Global Portfolio	X.XXX
VPI Portfolios	VY® Pioneer High Yield Portfolio	X.XXX
VPI Portfolios	VY® T. Rowe Price Diversified Mid Cap Growth Portfolio	X.XXX
VPI Portfolios	VY® T. Rowe Price Growth Equity Portfolio	X.XXX
VPI Portfolios	VY® Templeton Foreign Equity Portfolio	X.XXX

For the fund of funds listed above, VIM will pay the amount stated in this Schedule A. VIM will not pay any amounts on assets in the underlying funds in these fund of funds.

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